Exhibit 99.1

Axiall Reports Third-Quarter 2015 Results

•	Aromatics divestiture completed
•	Chlorovinyls goodwill write-down
•	Completed management changes and Building Products headcount reduction
•	Third-quarter 2015 cash provided by operating activities of continuing operations of $123.7 million; cash and cash equivalents of $240.5 million
•	Fourth-quarter 2015 results to be impacted by normal seasonal slowdown and planned outages

ATLANTA, Nov. 3, 2015 — Axiall Corporation (NYSE: AXLL) today announced financial results for the quarter ended Sept. 30, 2015.

The company reported net sales of $874.4 million for the third quarter of 2015, compared to net sales of $1,047.2 million reported for the third quarter of 2014. The company reported a net loss attributable to Axiall of $769.6 million, or $10.90 loss per diluted share, for the third quarter of 2015, compared to net income attributable to Axiall of $44.5 million, or $0.63 per diluted share, for the third quarter of 2014. The company reported Adjusted Net Income of $64.0 million and Adjusted Earnings Per Share of $0.91 for the third quarter of 2015, compared to Adjusted Net Income of $62.3 million and Adjusted Earnings Per Share of $0.88 for the third quarter of 2014. The company reported Adjusted EBITDA of $107.0 million for the third quarter of 2015, compared to Adjusted EBITDA of $136.7 million for the third quarter of 2014.

“This quarter we completed the divestiture of our Aromatics business and streamlined our management team, reducing headcount in both our Chlorovinyls and Building Products businesses. Our plants ran well during the quarter to both meet customer requirements and build inventory ahead of our planned fourth-quarter outages,” said Tim Mann, interim president and CEO. “We have made substantial progress toward our ethane cracker final investment decision, as well as on our strategic review of our Building Products business, and I expect additional progress during the fourth quarter on these key initiatives. We generated $123.7 million of cash from continuing operations for the quarter and finished the third quarter of 2015 with $240.5 million of cash on the balance sheet and about $675 million of liquidity.”

Chlorovinyls

In the Chlorovinyls segment, our third quarter 2015 net sales were $626.4 million compared to $769.4 million during the third quarter of 2014. The segment posted Adjusted EBITDA of $85.5 million in the third quarter of 2015, compared to Adjusted EBITDA of $118.5 million for the same quarter in the prior year. The decrease in net sales and Adjusted EBITDA was primarily due to lower ECU values, especially with respect to caustic soda, lower PVC, VCM and chlorinated derivatives sales prices, and lower overall sales volumes. These unfavorable factors for Adjusted EBITDA were partially offset by decreases in the cost of ethylene and natural gas.

Due to a variety of factors and in accordance with GAAP, the company was required to perform interim goodwill impairment testing. This testing resulted in the determination that Chlorovinyls goodwill was impaired and the company recognized a preliminary $847.8 million non-cash charge during third quarter 2015.

Building Products

In the Building Products segment, net sales were $248.0 million for the third quarter of 2015, decreasing 11 percent compared to $277.8 million for the same quarter in the prior year. The net sales decrease was driven by the impact of a stronger United States dollar relative to a weaker Canadian dollar as well as a 5 percent decrease in overall sales volumes, with volumes in Canada decreasing 15 percent while volumes in the United States increased by 4 percent. On a constant currency basis, net sales for the quarter decreased by 3 percent. The segment’s Adjusted EBITDA was $31.7 million for the third quarter of 2015, compared to $34.0 million during the same quarter of the prior year. The decrease in Adjusted EBITDA primarily resulted from the impact of a stronger United States dollar relative to a weaker Canadian dollar and lower sales volumes, offset in part by lower material costs.

Portfolio Initiatives

The company completed the sale of its Aromatics business and cumene facility Sept. 30, 2015. The company retained the phenol plant at its Plaquemine, La., site and associated working capital. The company has since shut down this phenol operation and has begun harvesting the associated working capital.

The company is continuing its strategic review of its Building Products business, which may include the possible sale of all or part of that business. The company has engaged financial advisors to assist with this effort, but it has not yet established a timeline for completion of the strategic review.

Outlook

Compared sequentially to the third quarter, the company expects the following factors to impact its fourth-quarter 2015 results:

•	In the Chlorovinyls segment, the company expects a decrease in caustic soda and vinyl resin sales volumes due to planned outages. The company also expects the normal seasonal decline in vinyl resin demand and the related negative mix and margin impacts. The company does not expect any material changes in the components of its ethylene supply portfolio during the fourth quarter. As a result of all these factors, the company expects Chlorovinyls Adjusted EBITDA for the fourth quarter of 2015 to be lower than the third quarter of 2015.

•	The company expects fourth-quarter 2015 sales volume and Adjusted EBITDA for the Building Products segment to follow normal seasonal patterns and decline compared to results for the third quarter of 2015.

•	Corporate overhead is expected to be similar to third quarter 2015 results, excluding impacts from restructuring and severance costs.

Conference Call

The company will discuss third-quarter financial results and business developments via conference call and webcast on Tuesday, Nov. 3, 2015 at 9:00 a.m. EST.

To access the company’s third-quarter conference call, please dial 877-820-5027 (domestic) or 706-645-4014 (international). Playbacks will be available from Noon EST on Tuesday, Nov. 3, until 11:55 p.m. EST on Monday, Nov. 30, 2015. Playback numbers are 855-859-2056 or 404-537-3406. The conference call ID number is 65508472.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

Cautionary Statements About Forward-Looking Information

This press release contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Words or phrases such as “anticipate,” “believe,” “plan,” “estimate,” “project,” “may,” “will,” “intend,” “target,” “expect,” “would” or “could” (including the negative variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These statements relate to, among other things, our expectations regarding: demand for our products and the seasonality of that demand; product mix and margin impacts related thereto; expected growth of our businesses and products; our results of operations; our financial and operational performance, our business prospects and opportunities; product pricing and sales volumes; planned outages and the impact of those outages on our financial and operational performance; natural gas and ethylene costs; the components of our ethylene supply portfolio; natural gas hedging; corporate overhead and other statements of expectations concerning matters that are not historical facts. These statements are based on the current expectations of our management. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements included in this press release. These risks and uncertainties include, among other things: changes, seasonality and/or cyclicality in the industries in which our products are sold and changes in demand for our products or increases in overall industry capacity that could affect production volumes and/or pricing; the costs and operating restrictions associated with compliance with current and future environmental, health and safety laws and regulations; the availability and pricing of energy and raw materials; risks, hazards and potential liabilities associated with manufacturing and transporting chemicals and building products and litigation related thereto; changes in the general economy, including the impacts of the current, and any potential future, economic uncertainties in the housing and construction markets; our level of indebtedness and debt service obligations and ability to continue to comply with the covenants in our asset-based and term loan credit agreements and the indentures governing our 4.875 percent senior notes due 2023 and 4.625 percent senior notes due 2021; our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation; risks, costs, liabilities, pension and post-retirement welfare benefit obligations; competition within our industry; complications resulting from our multiple enterprise resource planning (“ERP”) systems and the implementation of our new ERP systems, including our project to improve and further integrate the SAP system for our chemicals segment; strikes and work stoppages relating to the workforce under collective bargaining agreements; any impairment of goodwill, indefinite-lived intangible assets or other intangible assets, which may include additional, significant goodwill impairment charges in our chlor-alkali and derivatives reporting unit and/or in reporting units within our building products segment; the failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions; shared control of our joint ventures with unaffiliated third parties, including the ability of such joint venture partners to fulfill their obligations; fluctuations in foreign currency exchange rates, especially with respect to the United States and Canadian dollars, and interest rates; and the failure to adequately protect our data and technology systems, the inherent difficulty with managing the transition of our CEO position, including the risk of an inadequate transition causing disruptions to our business, including to our relationships with customers and employees, and the risk of being unable to attract and retain a qualified candidate to become our permanent CEO in a timely manner. In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this press release may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Axiall’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Axiall and its business, see Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and subsequent filings with the SEC. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axiall does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

CONTACTS:
Investor Relations	Media
Martin Jarosick	Chip Swearngan
770-395-4524	678-507-0554

AXIALL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(In millions, except share data)	2015	2014
Assets:
Cash and cash equivalents	$240.5	$166.8

Receivables, net of allowance for doubtful accounts of $3.7 million at September 30, 2015 and $5.6 million at December 31, 2014	446.6	430.6
Inventories	337.3	321.9
Prepaid expenses and other	36.1	89.7
Deferred income taxes	30.6	28.0
Current assets of discontinued operations	57.4	68.2

Total current assets	1,148.5	1,105.2
Property, plant and equipment, net	1,603.7	1,636.1
Goodwill	871.7	1,741.0
Customer relationships, net	967.4	1,024.5

Other intangible assets, net	64.7	68.1
Non-current assets of discontinued operations	-	29.6
Other assets, net	72.4	69.8

Total assets	$4,728.4	$5,674.3

Liabilities and Equity:
Current portion of long-term debt	$2.5	$2.8
Accounts payable	267.8	264.6
Interest payable	12.8	15.2
Income taxes payable	15.4	3.1
Accrued compensation	44.2	33.3
Other accrued liabilities	109.0	132.5
Current liabilities of discontinued operations	32.4	32.6

Total current liabilities	484.1	484.1
Long-term debt, excluding the current portion of long-term debt	1,381.0	1,327.8
Lease financing obligation	82.2	94.2
Deferred income taxes	703.8	767.5
Pensions and other post-retirement benefits	202.5	250.5
Non-current liabilities of discontinued operations	-	3.8
Other non-current liabilities	141.9	157.4

Total liabilities	2,995.5	3,085.3

Commitments and contingencies

Equity:
Preferred stock—$0.01 par value; 75,000,000 shares authorized; no shares issued	-	-
Common stock—$0.01 par value; shares authorized: 200,000,000 at September 30, 2015 and December 31, 2014; issued and outstanding: 70,580,143 at September 30, 2015 and 70,196,116 at December 31, 2014	0.7	0.7
Additional paid-in capital	2,284.5	2,284.3
Retained earnings (deficit)	(523.8)	269.8
Accumulated other comprehensive loss, net of tax	(104.4)	(73.7)

Total Axiall stockholders’ equity	1,657.0	2,481.1
Noncontrolling interest	75.9	107.9

Total equity	1,732.9	2,589.0

Total liabilities and equity	$4,728.4	$5,674.3

AXIALL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2015	2014	2015	2014
Net sales	$874.4	$1,047.2	$2,605.7	$2,905.8
Operating costs and expenses:
Cost of sales	756.9	888.4	2,259.1	2,519.4
Selling, general and administrative expenses	68.6	78.5	229.2	228.5
Integration-related costs and other, net	2.4	6.8	11.7	19.9
Restructuring and divestiture costs	10.0	1.3	11.4	4.9
Goodwill impairment charges	847.8	-	847.8	-

Total operating costs and expenses	1,685.7	975.0	3,359.2	2,772.7

Operating income (loss)	(811.3)	72.2	(753.5)	133.1
Interest expense, net	(19.6)	(19.5)	(57.9)	(56.9)
Debt refinancing costs	-	-	(3.2)	-
Foreign exchange loss	(0.5)	(0.3)	(1.0)	(0.2)

Income (loss) from continuing operations before income taxes	(831.4)	52.4	(815.6)	76.0
Provision for (benefit from) income taxes	(33.9)	8.9	(29.9)	12.8

Net income (loss) from continuing operations	(797.5)	43.5	(785.7)	63.2
Discontinued operations:
Income (loss) from discontinued operations	11.0	2.0	11.6	(0.9)
Less: Provision for (benefit from) income taxes of discontinued operations	6.0	0.4	5.3	(0.3)

Net income (loss) from discontinued operations	5.0	1.6	6.3	(0.6)

Consolidated net income (loss)	(792.5)	45.1	(779.4)	62.6
Less: net income (loss) attributable to noncontrolling interest	(22.9)	0.6	(19.8)	2.5

Net income (loss) attributable to Axiall	$(769.6)	$44.5	$(759.6)	$60.1

Basic earnings (loss) per share attributable to Axiall:
Earnings (loss) per share from continuing operations	$(10.98)	$0.61	$(10.88)	$0.87
Earnings (loss) per share from discontinued operations	0.08	0.03	0.09	(0.01)

Earnings (loss) per share attributable to Axiall	$(10.90)	$0.64	$(10.79)	$0.86

Diluted earnings (loss) per share attributable to Axiall:
Earnings (loss) per share from continuing operations	$(10.98)	$0.61	$(10.88)	$0.86
Earnings (loss) per share from discontinued operations	0.08	0.02	0.09	(0.01)

Earnings (loss) per share Attributable to Axiall	$(10.90)	$0.63	$(10.79)	$0.85

Weighted average common shares outstanding:
Basic	70.6	70.2	70.4	70.0
Diluted	70.6	70.6	70.4	70.6
Dividends per common share	$0.16	$0.16	$0.48	$0.48

AXIALL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2015	2014	2015	2014
Cash flows from operating activities:
Consolidated net income (loss)	$ (792.5)	$ 45.1	$ (779.4)	$ 62.6
Net income (loss) from discontinued operations	5.0	1.6	6.3	(0.6)

Net income (loss) from continuing operations	$ (797.5)	$ 43.5	$ (785.7)	$ 63.2
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation	42.9	41.0	131.6	127.0
Amortization	18.1	18.7	54.8	56.1
Other long-lived asset impairment charges	0.4	0.3	0.7	1.0
Goodwill impairment charges	847.8	-	847.8	-
Other	(3.8)	(10.3)	3.0	(0.8)
Deferred income taxes	(40.9)	(10.8)	(70.9)	(35.6)
Change in operating assets and liabilities	56.7	54.1	(23.0)	(56.9)

Cash provided by operating activities of continuing operations	123.7	136.5	158.3	154.0
Cash provided by (used in) operating activities of discontinued operations	(5.1)	8.8	(3.6)	7.5

Net cash provided by operating activities	118.6	145.3	154.7	161.5

Cash flows from investing activities:
Capital expenditures	(39.6)	(54.8)	(116.5)	(139.6)
Acquisitions, net of cash acquired	-	(0.3)	-	(6.1)
Proceeds from sale of assets and other	(1.0)	2.2	8.0	3.9

Cash used in investing activities of continuing operations	(40.6)	(52.9)	(108.5)	(141.8)
Cash provided by investing activities of discontinued operations	47.0	(3.5)	46.4	(6.4)

Net cash provided by (used in) investing activities	6.4	(56.4)	(62.1)	(148.2)

Cash flows from financing activities:
Borrowings under ABL revolver	-	-	-	148.9
Repayments under ABL revolver	-	(13.7)	-	(148.9)
Issuance of long-term debt	-	-	248.8	-
Repayments of long-term debt	(0.8)	(0.9)	(196.8)	(4.9)
Fees paid related to financing activities	-	-	(3.5)	(0.6)
Deferred acquisition payments	-	(10.0)	(10.0)	(10.0)
Dividends paid	(11.3)	(11.2)	(34.4)	(33.8)
Distribution to noncontrolling interest	-	-	(8.4)	(7.7)
Share-based compensation plan activity	(0.2)	-	(6.4)	(4.7)

Net cash used in financing activities	(12.3)	(35.8)	(10.7)	(61.7)

Effect of exchange rate changes on cash and cash equivalents	(3.6)	(2.1)	(8.2)	(4.4)

Net change in cash and cash equivalents	109.1	51.0	73.7	(52.8)
Cash and cash equivalents at beginning of period	131.4	62.7	166.8	166.5

Cash and cash equivalents at end of period	$ 240.5	$ 113.7	$ 240.5	$ 113.7

AXIALL CORPORATION

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2015	2014	2015	2014

Sales:
Chlorovinyls	$ 626.4	$ 769.4	$ 1,940.9	$ 2,229.5
Building products	248.0	277.8	664.8	676.3

Net sales	$ 874.4	$ 1,047.2	$ 2,605.7	$ 2,905.8

Operating income (loss):
Chlorovinyls	$ (812.1)	$ 69.6	$ (730.5)	$ 159.5
Building products	20.2	24.0	32.5	27.4
Unallocated corporate	(19.4)	(21.4)	(55.5)	(53.8)

Total operating income (loss)	$ (811.3)	$ 72.2	$ (753.5)	$ 133.1

Reconciliation of Non-GAAP Financial Measures

Axiall supplements its financial statements prepared in accordance with GAAP with four non-GAAP financial measures: (i) Adjusted Net Income; (ii) Adjusted Earnings Per Share; (iii) Adjusted EBITDA; and (iv) building products net sales on a constant currency basis.

Adjusted Earnings (Loss) Per Share is calculated using Adjusted Net Income (Loss) rather than consolidated net income (loss) attributable to Axiall calculated in accordance with GAAP.

Adjusted Net Income (Loss) is defined as net income (loss) attributable to Axiall excluding adjustments for tax effected restructuring and certain other charges, if any, related to discontinued operations, financial restructuring and business improvement initiatives, gains or losses on sales of certain assets, debt refinancing costs, certain acquisition accounting and non-income tax reserve adjustments, certain professional fees associated with various potential and completed mergers and acquisitions, joint ventures and other transactions, costs to attain synergies related to the integration of the former chemicals business of PPG Industries (the “Merged Business”), amortization of definite-lived intangible assets, impairment charges for goodwill, intangible assets, and other long-lived assets. For the three and nine month periods ended September 30, 2015 we have excluded amortization of definite-lived intangible assets from our calculation of Adjusted Net Income (Loss) and intend to do so in future periods. We believe excluding this item from our calculation of Adjusted Net Income is helpful to investors because the amortization of our intangible assets is a non-cash charge that does not impact our liquidity or our operational performance.

Adjusted EBITDA is defined as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization, restructuring and certain other charges, if any, related to discontinued operations, financial restructuring and business improvement initiatives, gains or losses on sales of certain assets, debt refinancing costs, certain acquisition accounting and non-income tax reserve adjustments, certain professional fees associated with various potential and completed mergers and acquisitions, divestitures, joint ventures and other transactions, costs to attain synergies related to the integration of the Merged Business, impairment charges for goodwill, intangible assets, and other long-lived assets, certain pension and other post-retirement plan curtailment gains and settlement losses and interest expense related to the lease-financing transaction discussed in our Form 10-K for the year ended December 31, 2014.

Axiall supplements its financial statements with Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share because investors commonly use financial measures such as Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share as a component of performance and valuation analysis for companies, such as Axiall, that recently have engaged in transactions and have incurred expenses such as professional fees related to potential transactions, that result in non-recurring pre-tax charges or benefits that have a significant impact on the calculation of consolidated net income (loss) attributable to Axiall pursuant to GAAP, in order to approximate the amount of net income (loss) that such a Company would have achieved absent those non-recurring, transaction-related charges or benefits. In addition, Axiall supplements the financial statements with Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share because we believe these financial measures will be helpful to investors in approximating what our net income (loss) would have been absent the impact of certain non-recurring, pre-tax charges and benefits. We have supplemented the financial statements with Adjusted EBITDA because investors commonly use Adjusted EBITDA as a main component of valuation analysis of cyclical companies such as Axiall.

In addition, we may compare certain financial information, including building products net sales on a constant currency basis. We present such information to provide a framework for investors to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations, primarily fluctuations in the Canadian dollar. To present this information, current and comparative prior period financial information for certain businesses reporting in currencies other than United States dollars are converted into United States dollars at the average exchange rate in effect during the base period, rather than the average exchange rates in effect during the respective periods.

Adjusted Earnings (Loss) Per Share, Adjusted Net Income (Loss), Adjusted EBITDA and building products net sales on a constant currency basis are not measurements of financial performance under GAAP and should not be considered as an alternative to net income (loss), GAAP diluted earnings (loss) per share or net sales, as a measure of performance or to cash provided by (used in) operating activities as a measure of liquidity. In addition, our calculation of these various non-GAAP measurements may be different from the calculations used by other companies and, therefore, comparability may be limited.

Reconciliations of our non-GAAP financial measures to the most comparable GAAP measures are presented in the tables set forth below.

Adjusted Net Income Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2015	2014	2015	2014
Net income (loss) attributable to Axiall	$(769.6)	$44.5	$(759.6)	$60.1
Pre-tax charges:
Integration-related costs and other, net(1)	2.4	6.8	12.2	22.4
Restructuring and divestiture costs	10.0	1.3	11.4	4.9
Debt refinancing costs	-	-	3.2	-
Goodwill impairment charges attributable to Axiall(2)	823.5	-	823.5	-
Amortization of intangible assets	16.5	16.8	49.8	50.4
Gain from the sale of aromatics	(14.1)	-	(14.1)	-

Total pre-tax charges	838.3	24.9	886.0	77.7
Provision for taxes related to these items	4.7	7.1	20.1	23.9

After-tax effect of above items	833.6	17.8	865.9	53.8

Adjusted Net Income	$64.0	$62.3	$106.3	$113.9

Diluted earnings (loss) per share attributable to Axiall	$(10.90)	$0.63	$(10.79)	$0.85

Adjusted Earnings Per Share	$0.91	$0.88	$1.50	$1.61

Adjusted EBITDA	$107.0	$136.7	$295.6	$334.5

(1)	Includes $0.5 million and $2.5 million for the nine months periods ended September 30, 2015 and 2014, respectively, of plant reliability improvement initiatives that are included in cost of sales on our unaudited condensed consolidated statements of operations. There were no similar charges for the three month periods ended September 30, 2015 and 2014.

(2)	Goodwill impairment charges of $847.8 million recognized during the three and nine months ended September 30, 2015, less the amount not attributable to Axiall of $24.3 million for a derived amount of $823.5 million.

Adjusted Earnings Per Share Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Diluted earnings (loss) per share attributable to Axiall	$(10.90)	$0.63	$(10.79)	$0.85
Earnings per share related to adjustments between net income attributable to Axiall and Adjusted Net Income	11.81	0.25	12.29	0.76

Adjusted Earnings Per Share	$0.91	$0.88	$1.50	$1.61

Building Products Constant Currency Net Sales Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2015	2014	2015	2014
Building products net sales	$248.0	$277.8	$664.8	$676.3
Impact of currency exchange rates	20.4	-	41.5	-

Building products constant currency sales	$268.4	$277.8	$706.3	$676.3

Adjusted EBITDA Reconciliations

Three Months Ended September 30, 2015

(In millions)	Chlorovinyls	Building Products	Unallocated Corporate & Non-operating expenses, net	Total
Adjusted EBITDA	$85.5	$31.7	$(10.2)	$107.0
Integration-related costs and other, net	-	-	(2.4)	(2.4)
Restructuring and divestiture costs	(0.1)	(3.4)	(6.5)	(10.0)
Depreciation and amortization	(50.1)	(8.1)	(2.8)	(61.0)
Interest expense, net	-	-	(19.6)	(19.6)
Goodwill impairment charges	(847.8)	-	-	(847.8)
Provision for income taxes	-	-	33.9	33.9
Other(1)	-	-	2.4	2.4

Net income (loss) from continuing operations operations(2)	$(812.5)	$20.2	$(5.2)	$(797.5)

(1)	Includes $1.3 million of lease financing obligations interest and $1.1 million for debt issuance cost amortization.

(2) Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.

    Three Months Ended September 30, 2014

(In millions)	Chlorovinyls	Building Products	Unallocated Corporate & Non-operating expenses, net	Total
Adjusted EBITDA	$118.5	$34.0	$(15.8)	$136.7
Integration-related costs and other, net	(0.7)	-	(6.1)	(6.8)
Restructuring and divestiture costs	-	(1.3)	-	(1.3)
Depreciation and amortization	(48.4)	(8.8)	(2.5)	(59.7)
Interest expense, net	-	-	(19.5)	(19.5)
Provision for income taxes	-	-	(8.9)	(8.9)
Other(1)	-	-	3.0	3.0

Net income from continuing operations(2)	$69.4	$23.9	$(49.8)	$43.5

(1)	Includes $1.6 million of lease financing obligations interest and $1.3 million for debt issuance cost amortization.

(2) Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.

Nine Months Ended September 30, 2015

(In millions)	Chlorovinyls	Building Products	Unallocated Corporate & Non-operating expenses, net	Total
Adjusted EBITDA	$271.2	$61.2	$(36.8)	$295.6
Integration-related costs and other, net(1)	(0.8)	(0.6)	(10.8)	(12.2)
Restructuring and divestiture costs	-	(3.8)	(7.6)	(11.4)
Goodwill impariment charges	(847.8)	-	-	(847.8)
Depreciation and amortization	(154.5)	(23.9)	(8.0)	(186.4)
Interest expense, net	-	-	(57.9)	(57.9)
Debt refinancing costs	-	-	(3.2)	(3.2)
Provision for income taxes	-	-	29.9	29.9
Other(2)	-	-	7.7	7.7

Net income (loss) from continuing operations(3)	$(731.9)	$32.9	$(86.7)	$(785.7)

(1) Includes $0.5 million of plant reliability improvement initiatives that are included in cost of sales on our unaudited condensed consolidated statements of operations.

(2) Includes $4.3 million of lease financing obligations interest and $3.4 million for debt issuance cost amortization.

(3) Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.

Nine Months Ended September 30, 2014

(In millions)	Chlorovinyls	Building Products	Unallocated Corporate & Non-operating expenses, net	Total
Adjusted EBITDA	$316.3	$58.7	(40.5)	$334.5
Integration-related costs and other, net(1)	(7.2)	-	(15.2)	(22.4)
Restructuring and divestiture costs	-	(4.9)	-	(4.9)
Depreciation and amortization	(149.9)	(26.2)	(7.0)	(183.1)
Interest expense, net	-	-	(56.9)	(56.9)
Provision for income taxes	-	-	(12.8)	(12.8)
Other(2)	-	-	8.8	8.8

Net income from continuing operations(3)	$159.2	$27.6	$(123.6)	$63.2

(1) Includes $2.5 million of plant reliability improvement initiatives that are included in cost of sales on our unaudited condensed consolidated statements of operations.

(2) Includes $4.9 million of lease financing obligations interest and $3.9 million for debt issuance cost amortization.

(3) Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.

Operating Statistical Data

	Three Months Ended September 30,
	2015	2014
Sales Volumes
External caustic soda (in thousands of tons) (1)	561	567
PVC (in millions of pounds) (2)	648	675

Raw Material Costs
Natural gas (dollars per mmbtu)	$2.90	$4.11

(1) External caustic soda includes purchased caustic soda volumes and excludes internally consumed caustic soda volumes, excludes sales volumes from our 60 percent interest in Taiwan Chlorine Industries, Ltd.

(2) PVC includes intercompany sales volumes.